Exhibit 99.1

VITAMIN SHOPPE, INC.	NEWS RELEASE

2101 91st Street North Bergen, NJ 07047 (201) 624-2900 www.vitaminshoppe.com

VITAMIN SHOPPE, INC. ANNOUNCES ACCELERATED SHARE REPURCHASE (ASR) PROGRAM

•	The ASR is Part of the Company’s Previously Announced Repurchase Plan

North Bergen, NJ (November 4, 2014) – The Vitamin Shoppe®, a multi-channel specialty retailer and manufacturer of nutritional products reported today that it has entered into an agreement with JPMorgan Chase Bank, N.A. to repurchase $50 million of the Company’s common stock under a variable term, capped accelerated share repurchase program (ASR). The ASR is part of the Vitamin Shoppe’s previously Board-approved $100 million share repurchase program announced on August 5, 2014. The company will fund the ASR with cash on hand and an existing credit facility.

“The Vitamin Shoppe has a solid financial position with a healthy balance sheet and strong cash generation. The accelerated share repurchase program reflects our confidence in the Vitamin Shoppe’s long-term growth potential and also underscores our commitment to enhance shareholder value” commented Tony Truesdale, Chief Executive Officer. While we are accelerating our share repurchases, we are also focused on a number of our long-term growth initiatives.”

The aggregate number of shares of Company common stock to be repurchased pursuant to the ASR will be determined by reference to the Rule 10b-18 volume-weighted price of the Company’s common stock, less a fixed discount, over the term of the ASR, subject to a minimum number of shares. The ASR is expected to be completed by January 2015, although the completion date may be accelerated or, under certain circumstances, extended.

About the Vitamin Shoppe, Inc. (NYSE:VSI)

Vitamin Shoppe is a multi-channel specialty retailer and contract manufacturer of nutritional products based in North Bergen, New Jersey. In its stores and on its website, the Company carries one of the most comprehensive retail assortments in the industry, including vitamins, minerals, specialty supplements, herbs, sports nutrition, homeopathic remedies, green living products, and beauty aids. In addition to offering 900 national brand products, the Vitamin Shoppe also exclusively carries products under The Vitamin Shoppe®, BodyTech®, True Athlete®, MyTrition®, plntTM, ProBioCareTM , Next StepTM, Betancourt and Nutri-Force Sports® brands. The Vitamin Shoppe conducts business through more than 700 company-operated retail stores under The Vitamin Shoppe, Super Supplements and Vitapath retail banners, and primarily through its websites, www.VitaminShoppe.com and www.supersup.com. Follow The Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements.” Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including the strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms, the availability of raw materials, compliance with regulations, certifications and best practices with respect to the development, manufacture, sales and marketing of the company’s products and other factors which are further described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law.

CONTACTS:

Investors:	Media:

Kathleen Heaney	Meghan Biango
646-912-3844	Manager, Corporate Communications
ir@vitaminshoppe.com	201-552-6017
meghan.biango@vitaminshoppe.com

(NYSE: VSI)

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